Exhibit 99.1

CR-05-31
THE GEO GROUP, INC. REPORTS THIRD QUARTER 2005 RESULTS
•	GAAP EPS of $0.04 with Write-downs for Jena, La. and Deferred Financing Fees

•	Achieved Pro-Forma Quarterly EPS of $0.36 – Pro-Forma Net Income of $3.6 Million

•	Revenue Grew to $149.5 Million from $148.2 Million
Boca Raton, Fla. – November 10, 2005 — The GEO Group, Inc. (NYSE: GGI) (“GEO”) today reported third quarter 2005 GAAP earnings of $0.4 million, or $0.04 per share, based on 10.0 million shares outstanding, compared with $5.6 million, or $0.58 per share, based on 9.7 million shares outstanding, in the third quarter of 2004.
Third quarter 2005 pro forma earnings were $3.6 million, or $0.36 per share, compared with pro forma earnings of $3.3 million, or $0.34 per share for the third quarter of 2004.
Third quarter 2005 pro forma earnings results exclude an after-tax charge of $0.5 million, or $0.05 per share related to one-time transition costs associated with the transfer of GEO’s contract for the management of the Queens Private Correctional Facility in New York from the Bureau of Immigration and Customs Enforcement to the United States Marshals Service; an after-tax charge of $0.8 million, or $0.08 per share, to write-off unamortized deferred financing fees related to GEO’s recent refinancing and acquisition of Correctional Services Corporation (“CSC”); an after-tax write-off of $2.6 million, or $0.26 per share, related to GEO’s deactivated Jena, Louisiana facility; an after-tax positive net adjustment of $0.8 million, or $0.08 per share, related to several of GEO’s insurance reserves in the U.S. and internationally; and an after-tax loss of $0.1 million, or $0.01 per share from discontinued operations.
Third quarter 2004 pro forma earnings of $3.3 million exclude an after-tax positive adjustment of $2.2 million, or $0.23 per share, related to a reduction in GEO’s insurance reserves as well as an after-tax profit of $0.1 million, or $0.01 per share, from discontinued operations.
For the first nine months of 2005, GAAP earnings were $7.8 million, or $0.78 per share, based on 10.0 million shares outstanding, compared with $11.6 million, or $1.19 per share, based on 9.7 million shares outstanding, for the first nine months of 2004.
Pro forma earnings for the first nine months of 2005 were $8.7 million, or $0.87 per share, compared with pro forma net earnings of $8.8 million, or $0.91 per share, for the first nine months of 2004. Year-to-date 2005 pro forma earnings exclude the third quarter 2005 items described above as well as after-tax earnings of $0.5 million, or $0.05 per share from discontinued operations and a second quarter 2005 tax benefit of $1.7 million, or $0.17 per share, from the repatriation of foreign earnings pursuant to the American Jobs Creation Act of 2004. Pro forma earnings for the first nine months of 2004 exclude a third quarter 2004 after-tax positive adjustment of $2.2 million, or $0.23 per share, related to a reduction in GEO’s insurance reserves as well as after-tax earnings of $0.5 million, or $0.05 per share, from discontinued operations.
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Contact:	Pablo E. Paez	(866) 801 4436
Director, Corporate Relations

N E W S   R E L E A S E
Reconciliation of GAAP Basis Results to Non-GAAP (“Pro Forma”) Basis Information

(In thousands except per share data)	13 Weeks	13 Weeks	39 Weeks	39 Weeks
	Ended	Ended	Ended	Ended
	2-Oct-05	26-Sep-04	2-Oct-05	26-Sep-04
Net Income	$443	$5,635	$7,813	$11,559
Discontinued Operations	99	(82)	(511)	(510)
2005
Queens Transition Costs	479		479
Acquisition Deferred Financing Fees	752		752
Jena, Louisiana write-off	2,596		2,596
Insurance Adjustment	(789)		(789)
Tax Benefit	—		(1,700)

2004
Insurance Adjustment		(2,249)		(2,249)

Pro Forma Net Income	$3,580	$3,304	$8,640	$8,800

Diluted Earnings per Share	$0.04	$0.58	$0.78	$1.19
Discontinued Operations	0.01	(0.01)	(0.05)	(0.05)
2005
Queens Transition Costs	0.05		0.05
Acquisition Deferred Financing Fees	0.08		0.08
Jena, Louisiana write-off	0.26		0.26
Insurance Adjustment	(0.08)		(0.08)
Tax Benefit	—		(0.17)

2004
Insurance Adjustment		$(0.23)		$(0.23)

Diluted Pro Forma Earnings per Share	$0.36	$0.34	$0.87	$0.91

Revenue
Revenue for the third quarter of 2005 increased to $149.5 million compared with $148.2 million in the third quarter of 2004. Revenue for the first nine months of 2005 increased to $454.5 million compared with $437.8 million during the first nine months of 2004.
George C. Zoley, Chairman and Chief Executive Officer of GEO, said, “We are generally pleased with our third quarter financial and operating results. During the quarter, we incurred several one-time charges including financing costs related to our acquisition of CSC; transition costs related to our Queens, New York Facility contract, which transferred over to the U.S. Marshals Service; and a final write-down of our Jena, Louisiana Facility. But despite the one-time charges and continued lower census at our San Diego, California Facility, which is now in active sole-source contract negotiations, we exceeded the market consensus with pro-forma quarterly earnings of $0.36 per share.”
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Contact:	Pablo E. Paez	(866) 801 4436
Director, Corporate Relations

N E W S   R E L E A S E
Earnings Guidance
GEO’s previously issued earnings guidance for the fourth quarter of 2005 in the range of $0.31 to $0.34 per share does not include approximately $0.04 per share in anticipated one-time start-up expenses related to GEO’s most recent new contracts with the Indiana Department of Correction for the management of the 2,416-bed New Castle Correctional Facility in New Castle, Indiana, which was signed on September 28, 2005, and with the New Mexico Department of Health for the management of the 230-bed Fort Bayard Medical Center in Fort Bayard, New Mexico, which was signed on November 7, 2005.
GEO is confirming its previously issued earnings guidance for full-year 2006 as follows: $1.70 to $1.80 per share.
Conference Call Information
GEO has scheduled a conference call and simultaneous webcast at 3:00 PM (Eastern Time) today to discuss GEO’s 2005 third quarter financial results as well as its progress and outlook. The call-in number for the U.S. is 1-800-706-7741 and the international call-in number is 1-617-614-3471. The participant pass-code for the conference call is 21897786. In addition, a live audio webcast of the conference call may be accessed on the Conference Calls/Webcasts section of GEO’s investor relations home page at www.thegeogroupinc.com. A replay of the audio webcast will be available on the website for one year. A telephonic replay of the conference call will be available until December 10, 2005 at 1-888-286-8010 (U.S.) and 1-617-801-6888 (International). The pass-code for the telephonic replay is 47244581. GEO will discuss Non-GAAP (“Pro Forma”) basis information on the conference call. A reconciliation from GAAP basis results to Non-GAAP (“Pro Forma”) basis information may be found on the Conference Calls/Webcasts section of GEO’s investor relations home page at www.thegeogroupinc.com.
About The GEO Group, Inc.
GEO is a world leader in the delivery of correctional and detention management, health and mental health, and other diversified services to federal, state, and local government agencies around the globe. GEO offers a turnkey approach that includes design, construction, financing, and operations. GEO represents government clients in the United States, Australia, South Africa, and Canada with contracts and awards to manage 59 facilities with a total design capacity of approximately 48,000 beds.
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Contact:	Pablo E. Paez	(866) 801 4436
Director, Corporate Relations

N E W S   R E L E A S E
Safe-Harbor Statement
This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding estimated earnings, revenues and costs and our ability to maintain growth and strengthen contract relationships. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2005 and 2006 given the various risks to which its business is exposed; (2) GEO’s ability to successfully pursue further growth and continue to enhance shareholder value; (3) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (4) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (5) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (6) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (7) GEO’s ability to obtain future financing on acceptable terms; (8) GEO’s ability to sustain company-wide occupancy rates at its facilities; and (9) other factors contained in GEO’s Securities and Exchange Commission filings, including the forms 10-K, 10-Q and 8-K reports.
     Third quarter and nine months financial tables to follow:

Contact:	Pablo E. Paez	(866) 801 4436
Director, Corporate Relations

N E W S R E L E A S E
The GEO Group, Inc.
Consolidated Statements of Income
For the thirteen weeks and thirty-nine weeks ended
October 2, 2005 and September 26, 2004
(In thousands except per share data)

	13 Weeks	13 Weeks	39 Weeks	39 Weeks
	Ended	Ended	Ended	Ended
	October 2, 2005	September 26, 2004	October 2, 2005	September 26, 2004
Revenues	$149,457	$148,197	$454,501	$437,831

Operating Expenses	128,533	120,330	387,032	363,923

Depreciation and Amortization	3,672	3,666	11,125	10,465

General and Administrative Expenses	11,719	10,629	35,793	32,602

Operating Income	5,533	13,572	20,551	30,841

Interest Income	2,196	2,194	6,888	7,097

Interest Expense	(5,300)	(5,167)	(16,094)	(16,662)

Write off of deferred financing fees	(1,233)	—	(1,360)	(317)
Income before income taxes, minority interest, equity in income (loss) of affiliate, and discontinued operations	1,196	10,599	9,985	20,959
Provision (benefit) for Income Taxes	608	4,847	1,942	9,124
Minority interest	(181)	(215)	(540)	(547)
Equity in income (loss) of affiliate, net of income tax provision (benefit) of $20, $206, $41, and $222	135	16	(201)	(239)

Income from Continuing Operations	542	5,553	7,302	11,049
Income (loss) from Discontinued Operations, net
of tax (benefit) of ($42), $35, $219 and $219	(99)	82	511	510

Net Income	$443	$5,635	$7,813	$11,559

Basic EPS
Income from Continuing Operations	$0.06	$0.59	$0.77	$1.18
Income (loss) from Discontinued Operations	(0.01)	0.01	0.05	0.06

Earnings per share — Basic	$0.05	$0.60	$0.82	$1.24

Basic Weighted Average Shares Outstanding	9,584	9,382	9,553	9,352

Diluted EPS
Income from Continuing Operations	$0.05	$0.57	$0.73	$1.14
Income (loss) from Discontinued Operations	(0.01)	0.01	0.05	0.05

Earnings per share – Diluted	$0.04	$0.58	$0.78	$1.19

Diluted Weighted Average Shares Outstanding	10,006	9,670	9,997	9,721
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Contact:	Pablo E. Paez Director, Corporate Relations	(866) 801 4436

N E W S   R E L E A S E
The GEO Group, Inc.
Operating Data

	13 Weeks	13 Weeks	39 Weeks	39 Weeks
	Ended	Ended	Ended	Ended
	October 2, 2005	September 26, 2004	October 2, 2005	September 26, 2004
*Revenue-producing beds	35,129	35,104	35,129	35,104
*Compensated man-days	3,190,873	3,112,641	9,491,876	9,120,176
*Average occupancy	98.9%	98.6%	99.9%	100.8%
*Includes South Africa
The GEO Group, Inc.
Consolidated Balance Sheets
October 2, 2005 and January 2, 2005
(In thousands)

	October 2, 2005	January 2, 2005
	(Unaudited)	(Restated)
ASSETS
Current assets
Cash and cash equivalents	$97,430	$91,982
Restricted cash	30,621	—
Short-term investments	—	10,000
Accounts receivable, less allowance for doubtful accounts of $1,131 and $798	96,549	93,082
Deferred income tax asset	12,105	12,891
Other current assets	16,370	12,174
Current assets of discontinued operations	143	2,637

Total current assets	253,218	222,766

Restricted cash	3,807	3,908
Property and equipment, net	193,502	196,565
Direct finance lease receivable	40,495	42,953
Other non current assets	13,003	13,955
Non current assets of discontinued operations	—	179

	$504,025	$480,326

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,294	$21,077
Accrued payroll and related taxes	24,536	24,670
Accrued expenses	47,753	53,298
Current portion of deferred revenue	1,941	1,844
Current portion of long-term debt and non-recourse debt	2,576	13,736
Current liabilities of discontinued operations	1,355	2,853

Total current liabilities	100,455	117,478

Deferred revenue	3,752	4,320
Deferred tax liability	9,576	8,466
Minority interest	1,627	1,194
Other non current liabilities	19,233	19,978
Long-term debt	219,771	186,198
Non-recourse debt	40,495	42,953
Total shareholders’ equity	109,116	99,739

	$504,025	$480,326

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Contact:	Pablo E. Paez	(866) 801 4436
Director, Corporate Relations